As filed with the Securities and Exchange Commission on December 17, 2025

Registration No. 333-282424

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sentinel Holdings, Ltd

(Exact name of registrant as specified in its charter)

Nevada	95-436944
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9160 South West, #101 Sandy, UT 84070
(Address of Principal Executive Offices)

2025 Sentinel Equity Incentive Plan

(Full titles of the plan)

Kyle Madej

Chief Executive Officer

Sentinel Holdings Ltd.

9160 South 300 West, #101

Sandy, UT 84070

(702) 237-6834

(Name and address of agent for service)

(650) 489-9000

(Telephone number, including area code, of agent for service)

Copies to:

Donald G. Davis, Esq.

PO Box 582

Palos Verdes Estates, CA 90274

(213) 400-2007

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Sentinel Holdings, Ltd (the “Registrant” or “Parent”) for the purpose of registering up to an aggregate of 1,000,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), comprising up to 1,000,000 shares of Common Stock that may be issued pursuant to the Registrant’s 2025 Sentinel Equity Incentive Plan (the “2025 Plan”) (as described below).

The 2025 Plan was adopted by the Registrant’s Board of Directors (the “Board”) on Dec 12, 2025, (the “Effective Date”). This Registration Statement is being filed to register up to 1,000,000 shares of Common Stock under the 2025 Plan, consisting of 1,000,000 new shares of Common Stock reserved for issuance under the 2025 Plan as of the Effective Date.

On Dec 12, 2025, the Board adopted the 2025 Plan and reserved 1,000,000 shares of Common Stock thereunder to be used exclusively for grants of equity-based awards to certain of its employees employed by its wholly owned subsidiary, Sentry Protective Services , Inc. (“ SPS”) and other employees of the Company and other subsidiaries, as a material inducement to such individuals’ continued excellent performance of services on behalf of the Parent.

Pursuant to General Instruction E of Form S-8, the contents of (i) the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2025, declared effective on May 14, 2025  (File No. 333-282424); (ii) Registrants Form 8-Ks file on November 13, 2025 (File No. 000-2132), September 23, 2025, and June 26, 2025; (iii) and Registrant’s 10-Qs filed on November 19, 2025, (File No. 000-21322) , August 14, 2025 and June 26, 2025 are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART I

INFORMATION REQUIRED TO BE IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act, and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K (File No. 000-21322 ) for the fiscal year ended December 31, 2024, filed with the Commission on April 28, 2025.

(c)	The Registrant’s Quarterly Report on Form 10-Q (File No. 000-) for the quarterly period ended March 31, 2024, filed with the Commission on Nov 19, 2025.

(d)	The Registrant’s Current Reports on Form 8-K (File No. 00021322) filed with the Commission on Nov 13, 2025, Sept 23, 2025, and June 26, 2025.

(e)

The description of the Common Stock which is contained in a registration statement filed on Form S-1 on May 1, 2025 (File No. 333-282424) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(f)

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.  Nevada Corporate law allows corporations to indemnify directors, officers, employees, or agents to the fullest extent permitted by law.  Specifically,  Section NRS 78.7502 allows corporations to indemnify directors, officers, employees, or agents to the fullest extent permitted by law; Section NRS 78.751 (Mandatory Indemnification): requires corporations to indemnify officers who successfully defend against claims in a proceeding, and NRS 78.347 (Exculpation): allows corporations to eliminate personal liability for monetary damages for breaches of fiduciary duty (except for bad faith, intentional misconduct, or unlawful acts).

The terms of the Nevada Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Nevada Corporation Law, the Registrant’s bylaws provide that:

The corporation shall indemnify any individual made a party to a proceeding because such individual was a director of the corporation to the extent permitted by and in accordance with  Nevada law.

To the extent permitted by Nevada law, the corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

(a)the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct prescribed under Nevada Law;

(b)the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay advances if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

(c)a determination is made that the facts then known to those making the determination would not preclude indemnification under Nevada law.

section 5.1 of this Article V or section 16-10a-901 through section 16-10a-909 of the Act or similar sections of like tenor as from time to time amended.

The board of directors may authorize the corporation to indemnify and advance expenses to any officer, employee, or agent of the corporation who is not a director of the corporation, to the extent permitted by Nevada law.

 At present, there is no pending litigation or proceeding involving one of the Registrant’s directors or executive officers regarding which indemnification is sought.

The indemnification provisions in the Registrant’s certificate of incorporation, bylaws and the indemnification agreements entered into or to be entered into between us and each of the Registrant’s directors and executive officers may be sufficiently broad to permit indemnification of its directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Company currently carries liability insurance for its directors and officers.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The exhibits to this Registration Statement are listed below.

Exhibit Number	Exhibit Description	Incorporated by Reference

4.1	Articles of Incorporation
See Exhibit 3.1 to S-1 Registration statement filed on Oct 31, 2024*

4.2	Amendment to Articles	X

4.3	Amendment to Articles	X

4.4	Amendment to Articles	X

4.5	Amendment to Articles	X

4.6	Bylaws.
See Exhibit 3.6 to S-1 Registration statement filed on Oct 31, 2024*

4.7	Form of Common Stock Certificate	X

4.8	Sentinel Holdings, Ltd 2025 Equity Incentive Plan Attached.	X

4.9	Form of Stock Bonus Award Agreement and Grant Notice for Sentinel Holdings, Ltd 2025 Equity Incentive Plan Attached	X

5.1	Opinion of the Law Offices of Davis & Associates Attached	X

23.1	Consent of Independent Registered Public Accounting Firm Attached	X

23.2	Consent of The Law Offices of Davis & Associates is Referenced in Exhibit 5.1 to this Registration Statement	X

24.1	Power of Attorney. Reference is made to the signature page of this Registration Statement	X

107	Filing Fee Table. Attached	X

•See Exhibit to S-1 Registration filed on Oct 31, 2024, under the then name of the Corporation, James Maritime Holding, Inc., registration # 333-282-424

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of CA on Dec 17, 2025.

Sentinel Holdings, Ltd

By:	/s/ Kyle Madej
Kyle Madej
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kyle Madej, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kyle Madej	President, Chief Executive Officer and Director (principal executive officer)	December 17, 2025
Kyle Madej

/s/ Kyle Madej	Secretary (principal financial officer and principal accounting officer)	December 17, 2025
Kyle Madej

/s/ Kyle Madej	Chair of the Board of Directors	December 17, 2025
Kyle Madej

/s/ Kyle Madej	Director	December 17, 2025
Kyle Madej

/s/ Dean Polizzotto	Director	December 17, 2025
Dean Polizzotto

/s/ Brett Bertolami	Director	December 17, 2025
Brett Bertolami